UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report   November 12, 2002

CAP ROCK ENERGY CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

TEXAS	0-32667	75-2794300
(State or Other Jurisdiction of	Commission	(I.R.S Employer
Incorporation or Organization)	File Number	Identification No.)

500 West Wall Street, Suite 400, Midland, Texas		79701
(Address of Principal Executive Offices)		(Zip Code)

(915) 683-5422

(Registrant’s Telephone Number, Including Area Code)

ITEM 1.	CHANGES IN CONTROL OF REGISTRANT

Not Applicable.

ITEM 2.	ACQUISITION OR DISPOSITION OF ASSETS

Not Applicable.

ITEM 3.	BANKRUPTCY OR RECEIVERSHIP

Not Applicable.

ITEM 4.	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

Not Applicable.

ITEM 5	OTHER EVENTS

                                On October 22, 2002, the Company received a letter on behalf of the Board of Directors of Lamar Electric Cooperative Association, which stated that they intended to terminate the Agreement to Combine.  On November 5, 2002, the Company learned that on October 30, 2002, Lamar had filed a lawsuit in the 62nd District Court, Lamar County, Texas, seeking a declaratory judgment that they are not liable to pay or reimburse the Company for the costs and expenses it incurred in attempting to complete the combination.  The Company has assessed its rights under the Agreement to Combine and believes it is entitled to reimbursement for all costs and expenses it incurred in attempting to complete the combination because of Lamar’s termination of the Agreement to Combine.  The Company intends to take all necessary legal action to recover its costs and expenses, and is in the process of determining that amount.

ITEM 6.	RESIGNATION OF REGISTRANT’S DIRECTORS

Not Applicable.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of businesses acquired: Not Applicable.
(b) Pro forma financial information: Not Applicable.
(c) Exhibits: Not Applicable

ITEM 8.	CHANGE IN FISCAL YEAR

Not Applicable.

ITEM 9.	REGULATION FD DISCLOSURE

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAP ROCK ENERGY CORPPORATION

By: /s/ Lee D. Atkins
November 12, 2002
Lee D. Atkins
Senior Vice President and
Chief Financial Officer